CLOVER COMMUNITY BANKSHARES, INC.
P.O. BOX 69
CLOVER, SC 29710
ATTN: G. BOLIN

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52257-S77038

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CLOVER COMMUNITY BANKSHARES, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. **Merger Proposal.** Proposal to approve the Agreement and Plan of Merger and Reorganization dated as of June 14, 2018, by and between Carolina Trust BancShares, Inc. ("Carolina Trust") and Clover Community Bankshares, Inc. ("Clover"), pursuant to which Clover will be merged with and into Carolina Trust, and pursuant to which Carolina Trust will issue shares of its common stock, as more particularly described in the accompanying proxy materials.	☐	☐	☐
2. **Adjournment Proposal.** Proposal to authorize management to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Agreement and Plan of Merger and Reorganization.	☐	☐	☐

Note: On such other matters as may properly come before the Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Meeting and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

E52258-S77038

Revocable Proxy
Clover Community Bankshares, Inc.
Special Meeting of Shareholders
December 12, 2018 6:30 p.m.
This appointment of proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Kim A. Killian and Lori M. Hudson, or either of them acting individually, as proxies (the "Proxies"), each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Series A preferred stock of Clover Community Bankshares, Inc. ("Clover") that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 6:30 p.m., Eastern Time, on December 12, 2018, at the Clover Community Bank Main Office, 124 N. Main Street, Clover, SC 29710, and at any adjournments thereof.

The appointment of proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this appointment of proxy will be voted in accordance with the Board of Directors' recommendations. By executing this appointment of proxy, you are authorizing the Proxies to vote in accordance with their best judgment on any other matters brought before the special meeting.

Continued and to be signed on reverse side